Exhibit 23.3

                         CONSENT OF INDEPENDENT AUDITORS



         We hereby consent to the use of our report dated March 19, 2002, with respect to the financial statements included in the filing of the Registration Statement (Form SB-2) of Communications Reaserch, Inc. for the fiscal years ended December 31, 2001 and 2000.


/s/  Chisholm & Associates
--------------------------
     Chisholm & Associates
     North Salt Lake, Utah


April 2, 2002